SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

December 11, 2003

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Item 1. Not Applicable.

Item 2. Not Applicable.

Item 3. Not Applicable.

Item 4. Not Applicable.

Item 5. Other Events. The Registrant announced today that its Board has determined to discontinue efforts to sell Registrant’s investment in Del-Tin Fiber and focus its attention toward continuing to improve operations at the joint-venture medium density fiberboard (“MDF”) facility. Please refer to Registrant’s Press Release of this date, attached hereto as an Exhibit, for additional information.

Item 6. Not Applicable.

Item 7. Exhibits.

Designation of Exhibit in this Report Description of Exhibit 99

Registrant’s Press Release dated December 11, 2003 announcing a change in the Registrant’s intentions regarding its investment in Del-Tin Fiber.

Item 8. Not Applicable.

Item 9. Not Applicable.

Item 10. Not Applicable.

Item 11. Not Applicable.

Item 12. Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe

W. Bayless Rowe, Secretary

December 11, 2003